Exhibit 99.4

(Forms of Letters of Adherence to Amended and Restated Shareholders' Agreement)

October 1, 2012

To: the Shareholders under the Agreement.

Dear Sirs,

Reference is made to the Amended and Restated Shareholders' Agreement dated June 25, 2012 in respect of Embotelladora Andina S.A. (the “Agreement”), among Embotelladora Andina S.A., The Coca‑Cola Company, Coca‑Cola Interamerican Corporation, Servicios y Productos Para Bebidas Refrescantes SRL, Coca‑Cola de Chile S.A., Inversiones Freire S.A., Inversiones Freire Dos S.A., Inversiones Los Aromos Limitada, and the following individuals: José Said Saffie, José Antonio Garcés Silva (senior), Gonzalo Said Handal, Alberto Hurtado Fuenzalida, Patricia Claro Marchant, María Soledad Chadwick Claro, Eduardo Chadwick Claro, María Carolina Chadwick Claro and María de la Luz Chadwick Hurtado. Defined terms used in this letter but not defined herein shall have the meaning attributed thereto in the Agreement.

As provided by Section 4.2 of the Agreement, on the date hereof, and as a consequence of the corporate reorganization of Freire Dos, Inversiones Freire Dos Delta S.A, a corporation organized under the laws of Chile, domiciled at domiciled at Av. El Golf 99, suite 801, Las Condes Santiago, Chile, Tax. Id. No. 76,238,181-8 (the “New Majority Shareholder”) has acquired 3,574,999 Shares issued by Andina (the “Acquired Shares”) by way of the allocation made by Freire Two.

In accordance with Section 4.2 of the Agreement, the New Majority Shareholder formally communicates to you that:

(i)
the New Majority Shareholder is exclusively and solely beneficially owned by José Antonio Garcés Silva, thorough the same legal vehicles he has its investment in Freire Two (Dolavan Finance Inc. and Inversiones Dolavan Chile Limitada);

(ii)	the Acquired Shares shall remain subject to the provisions of the Agreement;

(iii)	the New Majority Shareholder has become a member of the Freire Group; and

(iv)	the New Majority Shareholder agrees to be bound by the terms and provisions of the Agreement and shall be deemed to be the a successor of Freire Two under the Agreement.

Yours sincerely,

INVERSIONES FREIRE DOS DELTA S.A. By: ___________________________ Name: _________________________ Title: __________________________	INVERSIONES FREIRE DOS DELTA S.A. By: ___________________________ Name: _________________________ Title: __________________________

October 1, 2012

To: the Shareholders under the Agreement.

Dear Sirs,

Reference is made to the Amended and Restated Shareholders' Agreement dated June 25, 2012 in respect of Embotelladora Andina S.A. (the “Agreement”), among Embotelladora Andina S.A., The Coca‑Cola Company, Coca‑Cola Interamerican Corporation, Servicios y Productos Para Bebidas Refrescantes SRL, Coca‑Cola de Chile S.A., Inversiones Freire S.A., Inversiones Freire Dos S.A., Inversiones Los Aromos Limitada, and the following individuals: José Said Saffie, José Antonio Garcés Silva (senior), Gonzalo Said Handal, Alberto Hurtado Fuenzalida, Patricia Claro Marchant, María Soledad Chadwick Claro, Eduardo Chadwick Claro, María Carolina Chadwick Claro and María de la Luz Chadwick Hurtado. Defined terms used in this letter but not defined herein shall have the meaning attributed thereto in the Agreement.

As provided by Section 4.2 of the Agreement, on the date hereof, and as a consequence of the corporate reorganization of Freire One, Inversiones Freire Delta S.A, a corporation organized under the laws of Chile, domiciled at Av. El Golf 99, suite 801, Las Condes Santiago, Chile, Tax. Id. No. 76,238,937-1 (the “New Majority Shareholder”) has acquired 46,426,645 Shares issued by Andina (the “Acquired Shares”) by way of the allocation made by Freire One.

In accordance with Section 4.2 of the Agreement, the New Majority Shareholder formally communicates to you that:

(i)
the New Majority Shareholder is exclusively and solely beneficially owned by José Antonio Garcés Silva, thorough the same legal vehicles he has its investment in Freire One (Dolavan Finance Inc. and Inversiones Dolavan Chile Limitada);

(ii)	the Acquired Shares shall remain subject to the provisions of the Agreement;

(iii)	the New Majority Shareholder has become a member of the Freire Group; and

(iv)	the New Majority Shareholder agrees to be bound by the terms and provisions of the Agreement and shall be deemed to be the a successor of Freire One under the Agreement.

Yours sincerely,

INVERSIONES FREIRE DELTA S.A. By: ___________________________ Name: _________________________ Title: __________________________	INVERSIONES FREIRE DELTA S.A. By: ___________________________ Name: _________________________ Title: __________________________

October 1, 2012

To: the Shareholders under the Agreement.

Dear Sirs,

Reference is made to the Amended and Restated Shareholders' Agreement dated June 25, 2012 in respect of Embotelladora Andina S.A. (the “Agreement”), among Embotelladora Andina S.A., The Coca‑Cola Company, Coca‑Cola Interamerican Corporation, Servicios y Productos Para Bebidas Refrescantes SRL, Coca‑Cola de Chile S.A., Inversiones Freire S.A., Inversiones Freire Dos S.A., Inversiones Los Aromos Limitada, and the following individuals: José Said Saffie, José Antonio Garcés Silva (senior), Gonzalo Said Handal, Alberto Hurtado Fuenzalida, Patricia Claro Marchant, María Soledad Chadwick Claro, Eduardo Chadwick Claro, María Carolina Chadwick Claro and María de la Luz Chadwick Hurtado. Defined terms used in this letter but not defined herein shall have the meaning attributed thereto in the Agreement.

As provided by Section 4.2 of the Agreement, on the date hereof, and as a consequence of the corporate reorganization of Freire One, Inversiones Freire Gamma S.A, a corporation organized under the laws of Chile, domiciled at Av. El Golf 99, floor 9, Las Condes Santiago, Chile, Tax. Id. No. 76,238,919-3 (the “New Majority Shareholder”) has acquired 46,426,645 Shares issued by Andina (the “Acquired Shares”) by way of the allocation made by Freire One.

In accordance with Section 4.2 of the Agreement, the New Majority Shareholder formally communicates to you that:

(i)
the New Majority Shareholder is exclusively and solely beneficially owned by Alberto Hurtado Fuenzalida, thorough the same legal vehicles he has its investment in Freire One (Hydra Investment and Shipping Corp. and Hydra Inversiones Limitada);

(ii)	the Acquired Shares shall remain subject to the provisions of the Agreement;

(iii)	the New Majority Shareholder has become a member of the Freire Group; and

(iv)	the New Majority Shareholder agrees to be bound by the terms and provisions of the Agreement and shall be deemed to be the a successor of Freire One under the Agreement.

Yours sincerely,

INVERSIONES FREIRE GAMMA S.A. By: ___________________________ Name: _________________________ Title: __________________________	INVERSIONES FREIRE GAMMA S.A. By: ___________________________ Name: _________________________ Title: __________________________

October 1, 2012

To: the Shareholders under the Agreement.

Dear Sirs,

Reference is made to the Amended and Restated Shareholders' Agreement dated June 25, 2012 in respect of Embotelladora Andina S.A. (the “Agreement”), among Embotelladora Andina S.A., The Coca‑Cola Company, Coca‑Cola Interamerican Corporation, Servicios y Productos Para Bebidas Refrescantes SRL, Coca‑Cola de Chile S.A., Inversiones Freire S.A., Inversiones Freire Dos S.A., Inversiones Los Aromos Limitada, and the following individuals: José Said Saffie, José Antonio Garcés Silva (senior), Gonzalo Said Handal, Alberto Hurtado Fuenzalida, Patricia Claro Marchant, María Soledad Chadwick Claro, Eduardo Chadwick Claro, María Carolina Chadwick Claro and María de la Luz Chadwick Hurtado. Defined terms used in this letter but not defined herein shall have the meaning attributed thereto in the Agreement.

As provided by Section 4.2 of the Agreement, on the date hereof, and as a consequence of the corporate reorganization of Freire Dos, Inversiones Freire Dos Gamma S.A, a corporation organized under the laws of Chile, domiciled at domiciled at Av. El Golf 99, floor 9, Las Condes Santiago, Chile, Tax. Id. No. 76,238,176-1 (the “New Majority Shareholder”) has acquired 3,574,999 Shares issued by Andina (the “Acquired Shares”) by way of the allocation made by Freire Two.

In accordance with Section 4.2 of the Agreement, the New Majority Shareholder formally communicates to you that:

(i)
the New Majority Shareholder is exclusively and solely beneficially owned by Alberto Hurtado Fuenzalida, thorough the same legal vehicles he has its investment in Freire Two (Hydra Investment and Shipping Corp. and Hydra Inversiones Limitada);

(ii)	the Acquired Shares shall remain subject to the provisions of the Agreement;

(iii)	the New Majority Shareholder has become a member of the Freire Group; and

(iv)	the New Majority Shareholder agrees to be bound by the terms and provisions of the Agreement and shall be deemed to be the a successor of Freire Two under the Agreement.

Yours sincerely,

INVERSIONES FREIRE DOS GAMMA S.A. By: ___________________________ Name: _________________________ Title: __________________________	INVERSIONES FREIRE DOS GAMMA S.A. By: ___________________________ Name: _________________________ Title: __________________________

October 1, 2012

To: the Shareholders under the Agreement.

Dear Sirs,

Reference is made to the Amended and Restated Shareholders' Agreement dated June 25, 2012 in respect of Embotelladora Andina S.A. (the “Agreement”), among Embotelladora Andina S.A., The Coca‑Cola Company, Coca‑Cola Interamerican Corporation, Servicios y Productos Para Bebidas Refrescantes SRL, Coca‑Cola de Chile S.A., Inversiones Freire S.A., Inversiones Freire Dos S.A., Inversiones Los Aromos Limitada, and the following individuals: José Said Saffie, José Antonio Garcés Silva (senior), Gonzalo Said Handal, Alberto Hurtado Fuenzalida, Patricia Claro Marchant, María Soledad Chadwick Claro, Eduardo Chadwick Claro, María Carolina Chadwick Claro and María de la Luz Chadwick Hurtado. Defined terms used in this letter but not defined herein shall have the meaning attributed thereto in the Agreement.

As provided by Section 4.2 of the Agreement, on the date hereof, and as a consequence of the corporate reorganization of Freire Dos, Inversiones Freire Dos Beta S.A, a corporation organized under the laws of Chile, domiciled at domiciled at Av. Andrés Bello 2687, 20 floor, Las Condes Santiago, Chile, Tax. Id. No. 76,238,172-9 (the “New Majority Shareholder”) has acquired 3,574,999 Shares issued by Andina (the “Acquired Shares”) by way of the allocation made by Freire Two.

In accordance with Section 4.2 of the Agreement, the New Majority Shareholder formally communicates to you that:

(i)
the New Majority Shareholder is exclusively and solely beneficially owned by José Said Saffie, thorough the same legal vehicles he has its investment in Freire Two (Ledimor Financial Corp. and Inversiones Ledimor Chile Limitada);

(ii)	the Acquired Shares shall remain subject to the provisions of the Agreement;

(iii)	the New Majority Shareholder has become a member of the Freire Group; and

(iv)	the New Majority Shareholder agrees to be bound by the terms and provisions of the Agreement and shall be deemed to be the a successor of Freire Two under the Agreement.

Yours sincerely,

INVERSIONES FREIRE DOS BETA S.A. By: ___________________________ Name: _________________________ Title: __________________________	INVERSIONES FREIRE DOS BETA S.A. By: ___________________________ Name: _________________________ Title: __________________________

October 1, 2012

To: the Shareholders under the Agreement.

Dear Sirs,

Reference is made to the Amended and Restated Shareholders' Agreement dated June 25, 2012 in respect of Embotelladora Andina S.A. (the “Agreement”), among Embotelladora Andina S.A., The Coca‑Cola Company, Coca‑Cola Interamerican Corporation, Servicios y Productos Para Bebidas Refrescantes SRL, Coca‑Cola de Chile S.A., Inversiones Freire S.A., Inversiones Freire Dos S.A., Inversiones Los Aromos Limitada, and the following individuals: José Said Saffie, José Antonio Garcés Silva (senior), Gonzalo Said Handal, Alberto Hurtado Fuenzalida, Patricia Claro Marchant, María Soledad Chadwick Claro, Eduardo Chadwick Claro, María Carolina Chadwick Claro and María de la Luz Chadwick Hurtado. Defined terms used in this letter but not defined herein shall have the meaning attributed thereto in the Agreement.

As provided by Section 4.2 of the Agreement, on the date hereof, and as a consequence of the corporate reorganization of Freire One, Inversiones Freire Beta S.A, a corporation organized under the laws of Chile, domiciled at Av. Andrés Bello 2687, 20 floor, Las Condes Santiago, Chile, Tax. Id. No. 76,238,934-7 (the “New Majority Shareholder”) has acquired 46,426,645 Shares issued by Andina (the “Acquired Shares”) by way of the allocation made by Freire One.

In accordance with Section 4.2 of the Agreement, the New Majority Shareholder formally communicates to you that:

(i)
the New Majority Shareholder is exclusively and solely beneficially owned by José Said Saffie, thorough the same legal vehicles he has its investment in Freire One (Ledimor Financial Corp. and Inversiones Ledimor Chile Limitada);

(ii)	the Acquired Shares shall remain subject to the provisions of the Agreement;

(iii)	the New Majority Shareholder has become a member of the Freire Group; and

(iv)	the New Majority Shareholder agrees to be bound by the terms and provisions of the Agreement and shall be deemed to be the a successor of Freire One under the Agreement.

Yours sincerely,

INVERSIONES FREIRE BETA S.A. By: ___________________________ Name: _________________________ Title: __________________________	INVERSIONES FREIRE BETA S.A. By: ___________________________ Name: _________________________ Title: __________________________